UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26887		77-0396307
(Commission File Number)		(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA		94085
(Address of Principal Executive Offices)		(Zip Code)

(408) 616-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 11, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) amended the Silicon Image, Inc. Employee Bonus Plan for Fiscal Year 2009 (as amended, the “Bonus Plan”) originally approved by the Committee on December 22, 2008 and disclosed by the Registrant in its current report on Form 8-K filed on December 29, 2008.  This amendment supplements the original Bonus Plan to provide for smaller bonuses (the “Supplemental Bonus Plan”) in the event that the Registrant’s financial performance meets certain targets yet falls short of the levels required for bonuses under the original Bonus Plan.

The Supplemental Bonus Plan provides incentives to certain executive and non-executive employees and is designed to promote achievement of the Registrant’s financial performance goals for the year ending December 31, 2009 and the achievement by the employees in each of the Registrant’s functional areas of certain key performance indicators (“KPIs”) for each such functional area identified by senior management as instrumental to achieving the Company’s performance goals in 2009.  The terms of the Bonus Plan grant the Committee exclusive authority to designate which employees may participate in the Bonus Plan (“Participants”), excluding employees who are eligible to participate in any incentive plan available to sales or business development personnel.  In addition, Participants must complete all mandatory training(s) within the requisite time periods in order to be eligible to receive payment of a bonus.

Under the terms of the Supplemental Bonus Plan, the Registrant will fund a cash bonus pool of approximately $1,625,000 (representing 25% of the aggregate amount of the target bonuses of those employees who are expected to be Participants in the Bonus Plan) on December 31, 2009 (the “Bonus Pool Funding Date”) if:

•	The Registrant’s actual revenue for the annual period ending December 31, 2009 equals or exceeds 100% of a planned revenue target approved by the Committee; and

•
The Registrant’s operating income determined in accordance with generally accepted accounting principles less stock-based compensation expense, amortization of intangible assets and such other extraordinary items as may be determined by the Committee (“Non-GAAP Operating Income”) for the annual period ending December 31, 2009 is positive.

The actual amount of a cash bonus pool on the Bonus Pool Funding Date shall be a function of (i) the Registrant’s financial performance with respect to actual revenue and Non-GAAP Operating Income, (ii) the actual Participants participating in the Bonus Plan as of the Bonus Pool Funding Date and such Participants’ target Bonuses and (iii) the achievement by Participants’ of their KPIs.

If the Registrant achieves these revenue and Non-GAAP Operating Income metrics, then Participants shall be eligible to receive up to 25% of their target bonuses, provided, however, that the actual bonus amount received by an individual Participant will be a function of the performance of such Participant’s functional area against its KPIs.  If such Participant’s functional area achieves 100% of its KPIs, then such Participant shall be eligible to receive 25% of such Participant’s target bonus.  If such Participant’s functional area achieves only 80% of its KPIs, then such Participant shall be eligible to receive 20% (80% multiplied by  25%) of such Participant’s target bonus.

If the Registrant fails to achieve the revenue and Non-GAAP Operating Income metrics described above, then no bonuses shall be paid.

The Committee has exclusive authority to determine the amount of each Participant’s target bonus and the actual amount payable to each Participant, and may amend or terminate the Bonus Plan at any time.  The amounts of bonuses, if any, allocable to individual executive employees will be determined by the Committee in its sole discretion. The amounts of bonuses, if any, allocable to individual non-executive employees will be determined by the Registrant’s management and submitted to the Committee for approval. The amounts of individual bonuses may be less than, equal to or greater than target bonus levels for the individual’s employee level.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 18, 2008                                                                                                                                                                                          SILICON IMAGE, INC.

                                                                                                             By: /s/ Edward Lopez
                                                                                                                                                                                                                                            Edward Lopez
                                                                                                                                                                                                                                            Chief Legal Officer